Exhibit 10.6

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of February 28, 2018 (the “Fifth Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (in its individual capacity, “Oxford”; and in its capacity as Collateral Agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and Lombard Medical Technologies Inc., a Delaware corporation with an address for its registered agent at 1209 N Orange St, Wilmington, DE 19801 (“Lombard Medical”) and ALTURA MEDICAL, INC., a Delaware corporation with an address for its registered agent at 1209 N Orange St, Wilmington, DE 19801 (“Altura” and together with Lombard Medical, individually and collectively, jointly and severally, “Borrower”).

WHEREAS, Collateral Agent, Borrower and the Lenders party thereto from time to time have entered into that certain Loan and Security Agreement, dated as of April 24, 2015 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which the Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and

WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	Section 2.2(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(b) Repayment. Borrower shall make monthly payments of interest only, commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including April 1, 2017. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof. Commencing on May 1, 2017, and continuing on the Payment Date of each month thereafter through September 1, 2017, Borrower shall make consecutive equal monthly payments of principal and interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to thirty- two (32) months. Borrower shall also pay the May 2017 Payment Amount on the Second Amendment Date, which shall be applied towards Borrower’s Obligations as set forth in the Second Amendment. For each Term Loan, Borrower shall make monthly payments of interest only, commencing on October 1, 2017, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date occurring immediately prior to the Amortization Date. For each Term Loan, commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive monthly payments of principal and interest, in arrears, to the applicable Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule as set forth on the amortization tables (as amended and/or restated from time to time) attached to the Disbursement Letters entered into pursuant to this Agreement; provided, however, that the principal payments due hereunder on the Amortization Date and on March 1, 2018 shall instead be due and payable on April 1, 2018 (along with other payments of interest and principal otherwise due on April 1, 2018). All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date. Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

3.	Limitation of Amendment.

a.	The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.	This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and shall remain in full force and effect.

4.	To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

b.	The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

c.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

d.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

e.	This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.	Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

6.	This Amendment shall be deemed effective as of the Fifth Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, and (b) Borrower’s payment of all Lenders’ Expenses incurred through the date hereof, which may be debited (or ACH’d) from any of Borrower’s accounts.

7.	The parties agree that the accommodations contained herein constitute substantial additional consideration and new value from Lenders and Collateral Agent to Borrower.

8.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

9.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to the Loan Agreement to be executed as of the date first set forth above.

BORROWER:

LOMBARD MEDICAL TECHNOLOGIES INC.

By	/s/ Kurt Lemvigh
Name: Kurt Lemvigh
Title: Chief Executive Officer

BORROWER:

ALTURA MEDICAL, INC.

By	/s/ Kurt Lemvigh
Name: Kurt Lemvigh
Title: Chief Executive Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By	/s/ Colette Featherly
Name: Colette Featherly
Title: Senior Vice President